EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION

Organized under the Laws of
First Level Technology LLC	Delaware
InfoAmerica/USA, Inc.	Colorado
NCR European and South American Holdings LLC	Delaware
NCR Self-Service LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Indonesia LLC	Delaware
NCR Italia Holdings LLC	Delaware
NCR Central Europe LLC	Delaware
NCR Czech Republic Holdings LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Michigan LLC	Delaware
NCR Poland LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
NCR EasyPointLLC	Delaware
Data Pathing Holdings LLC	Delaware
Quantor Holdings LLC	Delaware
The NCR Foundation	Ohio
NCR International, Inc.	Delaware
NCR International Holdings, Inc.	Delaware
NCR Merger Sub Parent, Inc.	Delaware
NCR Scholarship Foundation	Ohio
NCR United Kingdom Holdings Inc.	Delaware
NCR Venture Fund, L.L.C.	Delaware
Data Pathing Incorporated	Delaware
International Investments Inc.	Delaware
The Microcard Corporation	Delaware
The National Cash Register Company	Maryland
North American Research Corporation	Delaware
Old River Software Inc.	Delaware
Prime Nanotech LLC	Delaware
Quantor Corporation	Delaware
Research Computer Services, Inc.	Delaware
Sparks, Inc.	Ohio
Radiant Systems, Inc.	Georgia
Radiant Systems Central Europe, Inc.	Georgia
Radiant Systems International, Inc.	Georgia
Estorelink.com, Inc.	Georgia

Organized under the Laws of
Retailenterprise, LLC	Georgia
Radiant Payment Services, LLC	Georgia
Radiant Charity Corporation	Georgia
TCR Business Systems, Inc.	Texas
Texas Digital Systems, Inc.	Texas
NCR Argentina S.R.L.	Argentina
NCR Australia Pty. Limited	Australia
Radiant Systems Asia-Pacific Pty Ltd.	Australia
RADS Australia Holdings Pty Ltd.	Australia
Quest Retail Technology Pty Ltd.	Australia
Radiant Holdings Pty Ltd.	Australia
NCR Oesterreich Ges.m.b.H.	Austria
Radiant Systems GmbH	Austria
Orderman GmbH	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited	Bermuda
NCR Services Limited	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
NCR (Bermuda) Holdings Limited	Bermuda
NCR Bermuda (2006) Limited	Bermuda
NCR Brasil Ltda	Brazil
NCR Brasil – Industria de Equipamentos para Automacao S.A.	Brazil
NCR Canada Ltd.	Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR (Shanghai) Technology Services Ltd.	China
NCR (Beijing) Financial Equipment System Co., Ltd.	China
Radiant Systems (Shanghai) Co. Ltd	China
NCR Colombia Ltda.	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR Ceska republika, spol.s.r.o.	Czech Republic
Radiant Systems S.R.O.	Czech Republic
NCR Danmark A/S	Denmark
NCR Dominicana SRL	Dominican Republic
NCR Finland Oy	Finland
NCR France SNC	France
NCR Antilles S.A.R.L.	French West Indies

Organized under the Laws of
4Front Technologies SA France	France
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited	Hong Kong
NCR (China) Limited	Hong Kong
NCR Magyarorszag Kft.	Hungary
NCR Global Services Center Kf.t.	Hungary
NCR Corporation India Private Ltd.	India
Radiant Systems Retail Solutions Private Limited	India
P. T. NCR Indonesia	Indonesia
NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland
NCR International Technology Ltd.	Ireland
NCR Airside Ireland Limited	Ireland
NCR Italia S.r.l.	Italy
NCR Japan, Ltd.	Japan
NCR Holdings Ltd.	Japan
NCR (Kenya) Limited	Kenya
Afrique Investments Ltd.	Kenya
Data Processing Printing and Supplies Ltd.	Kenya
NCR Korea YH	Korea
Radiant Systems International S.e.n.c.	Luxembourg
RADS International, S.Á.R.L.	Luxembourg
Radiant Systems International 2 S.e.n.c.	Luxembourg
Orderman S.Á R.L.	Luxembourg
NCR (Macau) Limited	Macau
NCR (Malaysia) Sdn. Bhd.	Malaysia
Tricubes NCR JV Sdn. Bhv.	Malaysia
Compu Search Sdn Bhd	Malaysia
Radiant Systems Retail Solutions Sdn. Bdh.	Malaysia
NCR de Mexico, S.A. de C.V.	Mexico
NCR Solutions de Mexico S. de R.L. de C.V.	Mexico
NCR Nederland B.V.	Netherlands
NCR Dutch Holdings C.V.	Netherlands
NCR Dutch Holdings B.V.	Netherlands
NCR Aftermarket B.V.	Netherlands
NCR EMEA Service Logistics Center, B.V.	Netherlands
NCR Keynesplein Holdings C.V.	Netherlands
NCR (NZ) Corporation	New Zealand
NCR Wholesale Ltd.	New Zealand

Organized under the Laws of
NCR (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A.	Panama
NCR Corporation de Panama, S.A.	Panama
NCR del Peru S.A.	Peru
NCR Corporation (Philippines)	Philippines
NCR Cebu Development Center, Inc.	Philippines
NCR Polska Sp.z.o.o.	Poland
NCR Portugal-Informatica, Lda	Portugal
NCR A/O	Russia
NCR d.o.o. Beograd	Serbia
NCR Singapore Pte Ltd	Singapore
NCR Asia Pacific Pte Ltd.	Singapore
Radiant Systems Retail Solutions Pte Ltd.	Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
Radiant Systems Retail Solutions, S.L.	Spain
Orderman Iberica S.L.	Spain
NCR (Switzerland) GmbH	Switzerland
National Registrierkassen AG	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Ltd.	Thailand
NCR Bilisim Sistemleri LS	Turkey
NCR Ukraine Limited	The Ukraine
NCR UK Partners LLP	United Kingdom
NCR UK Finance Ltd.	United Kingdom
NCR UK Group Limited	United Kingdom
NCR UK Holdings Limited	United Kingdom
Fluidtopco Ltd.	United Kingdom
NCR Limited	United Kingdom
NCR Properties Limited	United Kingdom
Express Boyd Limited	United Kingdom
Eurographic Industries Ltd.	United Kingdom
Mobiqa Limited	United Kingdom
Radiant Systems UK Limited	United Kingdom
Radiant Systems UK (II) Limited	United Kingdom
Radiant Systems Limited	United Kingdom
Orderman UK Limited	United Kingdom
NCR Zimbabwe (Private) Limited	Zimbabwe
N Timms & Co. (Private) Limited	Zimbabwe